UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2005

VECTOR GROUP LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5759	65-0949535

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

     On February 16, 2005, Vector Group Ltd.’s 55.1%-owned subsidiary, New Valley Corporation (“New Valley”), completed the sale to Princeton Owner Corp. (the “Purchaser”), an entity advised by Falcon Real Estate Investment Company, L.P., of New Valley’s 100 and 150 College Road West office buildings (the “Office Buildings”) in Princeton, N.J. for an aggregate purchase price of $71.5 million. The properties were subject to a mortgage loan due in December 2006, of which approximately $39.2 million was outstanding as of December 31, 2004. New Valley retired the mortgage at closing with the proceeds of the sale.

     The sale of the office buildings was effectuated pursuant to a Sale-Purchase Agreement, dated as of December 23, 2004, between New Valley and the Purchaser (the “Agreement”). The sale was negotiated on an arm’s length basis between New Valley and the Purchaser. The Purchaser is not affiliated with New Valley or any of its affiliates, or any director or officer of New Valley, or any affiliate or associate of any such director or officer.

     The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Agreement, which is included as an exhibit hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 3.02, which is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     See Item 2.01, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

     As previously disclosed, on November 18, 2004, Vector Group Ltd. (the “Company”) completed the sale of $65.5 million of its 5% Variable Interest Senior Convertible Notes due 2011 (the “Notes”) to qualified institutional buyers in accordance with Rule 144A of the Securities Act of 1933, as amended. Under the terms of the sale, the initial buyers of the Notes received the right, for a 120-day period ending on March 18, 2005, to purchase an additional $16.375 million of the Notes.

     On February 17, 2005, one of the initial buyers of the Notes exercised its right to purchase $8.25 million principal amount of additional Notes. As of that date, after giving effect to prior exercises of such rights, the remaining initial buyers have the right to purchase, up to March 18, 2005, approximately an additional $3.313 million principal amount of the Notes.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Sale-Purchase Agreement, dated as of December 23, 2004, between New Valley Corporation and Princeton Owner Corp. (incorporated by reference to Exhibit 10.1 in New Valley’s Current Report on Form 8-K dated December 23, 2004).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ Joselynn D. Van Siclen
Joselynn D. Van Siclen
Vice President and Chief Financial Officer

Date: February 17, 2005

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